UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

CHAMBERS STREET PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	001-35933	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2013, Chambers Street Properties (the “Company”) and CSP Operating Partnership, LP (“CSP OP”), entered into four separate Equity Distribution Agreements (the “Equity Distribution Agreements”) with each of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC (each, individually, a “Placement Agent” and together, the “Placement Agents”), pursuant to which the Company may sell, from time to time, the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), having an aggregate offering price of up to of $250,000,000, through the Placement Agents (the “Offering”).

The Common Shares sold in the Offering will be issued pursuant to a prospectus dated November 6, 2013, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2013, in connection with one or more offerings of shares under the Company’s shelf registration statement on Form S-3 (Registration No. 333-192137) filed with the SEC on November 6, 2013 and which was automatically effective upon filing. Sales of the Common Shares made pursuant to the Equity Distribution Agreements, if any, may be sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, which includes sales made directly on the New York Stock Exchange, the existing trading market for the Company’s Common Shares, or sales made to or through a market maker other than on an exchange. The Company intends to use the proceeds from any sales in the Offering for reducing borrowings under its unsecured revolving credit facility, the repayment of other indebtedness, financing for acquisitions and general corporate purposes.

The Company made certain customary representations, warranties and covenants concerning the Company, CSP OP and the Common Shares in each Equity Distribution Agreement and also agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Copies of the Equity Distribution Agreements are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, and the descriptions of the material terms of the Equity Distribution Agreements in this Item 1.01 are qualified in their entirety by reference to such Exhibits, which are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.02	Results of Operations and Financial Condition.

On November 6, 2013, the Company issued a press release regarding its financial results for the quarter ended September 30, 2013. Also on November 6, 2013, the Company made available on its website at www.chambersstreet.com certain supplemental information regarding the Company’s financial results and operations for the quarter ended September 30, 2013. The Company is attaching the press release as Exhibit 99.1 and the supplemental information as Exhibit 99.2 to this Current Report on Form 8-K.

The information (including Exhibits 99.1 and 99.2) being furnished pursuant to this “Item 2.02. Results of Operations and Financial Condition” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Item 7.01.	Regulation FD Disclosure

As discussed in Item 2.02 above, the Company issued a press release regarding its financial results for the quarter ended September 30, 2013 and made available on its website certain supplemental information relating thereto.

The information being furnished pursuant to this “Item 7.01. Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 8.01	Other Information

On November 5, 2013, the Board of Trustees of the Company approved a monthly distribution of $0.042 per common share for each of the months of November and December of 2013 to be paid for the month of November on December 7, 2013 to all holders of record on November 29, 2013 and to be paid for the month of December on January 7, 2014 to all holders of record on December 31, 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

5.1	Opinion of Clifford Chance US LLP regarding the legality of the Common Shares.

10.1	Equity Distribution Agreement, dated November 6, 2013, by and among the Company, CSP OP and Wells Fargo Securities, LLC.

10.2	Equity Distribution Agreement, dated November 6, 2013, by and among the Company, CSP OP and Citigroup Global Markets Inc.

10.3	Equity Distribution Agreement, dated November 6, 2013, by and among the Company, CSP OP and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.4	Equity Distribution Agreement, dated November 6, 2013, by and among the Company, CSP OP and RBC Capital Markets, LLC.

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

99.1	Press Release issued by the Company on November 6, 2013.

99.2	Supplemental Information for the period ended September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMBERS STREET PROPERTIES

November 7, 2013	By:	/S/ MARTIN A. REID
	Name:	Martin A. Reid
	Title:	Chief Financial Officer